UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

MULTI-CORP INTERNATIONAL INC.
(Exact name of registrant as specified in charter)

Nevada	000-54252	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D 414, Las Vegas, NV 89103	89103
(Address of principal executive offices)	(Zip Code)

702-483-2974
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01.    Changes In Registrant's Certifying Accountant.

(a)  Previous Independent Registered Public Accounting Firm.

On April 16, 2013, Multi-Corp International Inc. (the "Company") dismissed its independent registered public accounting firm, DNTW Chartered Accountants, LLP (the “Former Accountant”).  The Company's decision to dismiss the Former Accountant was approved by its Board of Directors on April 16, 2013 and was based on the Board's determination that fees quoted for the December 31, 2012 fiscal year end audit work were too onerous for the Company, resulting in a decision to seek alternate quotes.

The report of the Former Accountant on the financial statements of the Company for each of the two most recent fiscal years, and its reviews of interim financial statements contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except they contained an explanatory paragraph disclosing the uncertainty regarding the Company’s ability to continue as a going concern.  There have been no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused the Former Accountant to make reference thereto in its report on the Company’s financial statements.

The Company has requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  The requested letter has been filed as Exhibit 16.1 to this Form 8-K/A.  The Company does not agree with the Former Accountant’s assessment as contained within its letter.

(b)  Appointment of New Independent Registered Public Accounting Firm.

Effective April 16, 2013, the Company engaged M & K CPAS, PLLC (“M &K”) to serve as the Company’s new independent registered public accounting firm.  The engagement of M &K as the Company’s new independent registered public accounting firm was approved by the Company’s Board of Directors on April 16, 2013.  Neither the Company, nor anyone on its behalf, consulted M &K during the Company’s two most recent fiscal years and any subsequent interim period prior to the Company’s engagement of M &K regarding any of the matters set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits.

16.1           Letter from Former Accountant.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-CORP INTERNATIONAL INC.

Date: May 16, 2013	By:	/s/ Jean Mann
	Name:	Jean Mann,
	Title:	C.E.O. & Director